Exhibit 32.2
CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David P. Franke, Interim Chief Financial Officer of Reliance Bancshares, Inc. (the “Company”), certify, pursuant to 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.
The accompanying Annual Report on Form 10-K for the period ending December 31, 2011 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2012	By:	/s/ David P. Franke
		Name:	David P. Franke
		Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)